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                                                                    Exhibit 99.1

            CLICK2LEARN ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS

   COMPANY TO TRANSITION OUT OF REMAINING CUSTOM DEVELOPMENT SERVICES BUSINESS


BELLEVUE, WA -- THURSDAY, JULY 18, 2002 -- Click2learn, Inc., (NASDAQ: CLKS) today announced its preliminary results for the second quarter of fiscal 2002, ended June 30. The company also announced it will transition out of its remaining custom development services business.

Earlier this year the company sold the majority of its custom content development business, which created e-Learning content for customers on a work-for-hire basis. Subsequent to completion of the announced transition, the company will have no remaining content development related business, allowing it to focus exclusively on its enterprise software products. Accordingly, the company will report pro forma financial results for year-over-year comparisons that exclude the costs and revenues related to the content development business.

For the second quarter of 2002, Click2learn expects to report total pro forma net revenues of approximately $7.6 million, compared to pro forma net revenue of approximately $7.4 million for the second quarter of 2001.

Platforms revenue, representing Click2learn's primary growth engine, the Aspen Enterprise Learning Platform(TM), is expected to be approximately $5.5 million for the second quarter of 2002, up 19% from the second quarter of 2001.

Pro forma net loss for the second quarter of 2002 is expected to be approximately $3.5 million, or ($0.15) per share, compared to a pro forma net loss of $3.8 million, or ($0.20) per share, for the second quarter of 2001. The company has cash of approximately $5.0 million as of the end of second quarter.

On an as reported basis, total net revenue for the second quarter of 2002 is expected to be approximately $7.6 million, with a net loss of $4.2 million, or ($0.17) per share.

Click2learn launched 12 new Aspen Platform solutions during the second quarter, and experienced strong repeat business from existing clients. New and existing customers included organizations such as Albertson's, American Express, BlueCross BlueShield, Citibank, Creo, DC Government, DeBeers, Deloitte & Touche, Equity Office, Mazda, Merck Medco, Microsoft, Monsanto, Pfizer, Southern Company, and Thomson Publishing.

"Our results for the second quarter reflect what we believe is a continuing cautious spending environment," said Kevin Oakes, CEO. "Companies continue to see the value in technologies such as our Aspen platform that have a proven competitive benefit and

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return on investment, but buying decisions are often delayed, and in some cases, cancelled. There is no question it is an unpredictable environment, and our ability to accurately predict the timing of buying decisions has been affected."

"However, despite this environment, we continue to receive accolades and interest in Aspen's benefits versus the competition from customers, analysts and prospects. Most in the industry feel there is no question that Aspen has set a new bar for enterprise-wide knowledge and learning platforms. We are confident that, once the spending environment does improve, the momentum Aspen has in the marketplace will accelerate."

Last month the company unveiled Aspen 2.0, the next version of its acclaimed enterprise learning and productivity application suite. The product is expected to begin shipping in September. Aspen 2.0 has been recognized as the industry's most comprehensive platform offering, uniquely integrating a Learning Management System (LMS), a Learning Content Management System (LCMS) and a Virtual Classroom (VC) in a single, robust architecture.

"Our company has made a transformation in the last year from one that was highly dependent on low gross margin content development services revenue, to one that is completely focused on creating world class products," Mr. Oakes said. "This was culminated by the selling of the majority of our custom content business earlier this year. To continue this focus, we have made a decision to exit the last remaining part of our custom content business, which is the service work we are performing with the National Guard. We will continue to support the platform rollout and consulting needs of the National Guard, but will transition our custom content work in the near future."

"It is important to note that we are intensely focused on getting to profitability as quickly as possible," continued Mr. Oakes. "We believe our cash position and working capital are more than adequate to reach profitability. We have taken additional significant steps to reduce our operating costs, while ensuring customer satisfaction remains our first priority. As the leading e-Learning technology provider in the market today, we have the largest installed base in the industry and a winning combination of the best customers, partners and solutions, which will provide the basis for our future success."

FINANCIAL GUIDANCE

The company's guidance for the third quarter assumes the economic environment will not significantly improve. For the third quarter of 2002, the company expects total revenue of approximately $7.5 million. The company has streamlined its operations and expects to report pro forma operating costs of approximately $7.6 million for the third quarter.

As a result of transitioning the content development business, the company will take charges which could total up to approximately $5.0 million in the third quarter of 2002. In addition, the company expects to take a restructuring charge of approximately

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$500,000 in the third quarter to cover severance and other costs associated with the reduction of operating costs.

Excluding these charges the company expects to report a pro forma net loss of approximately $1.8 million, or ($0.07) per share for the third quarter. The one-time charges and operating results are expected to reduce the company's cash balance by approximately $1.4 million in the third quarter.

The company will report complete financial results for the second quarter via filings with the SEC.

INVESTOR CONFERENCE CALL

Click2learn will hold an investor conference call on July 19, at 6:00 AM Pacific (9:00 AM Eastern). The live audio of the conference call will be accessible to the public via webcast at www.click2learn.com/investor or via phone at (888) 368-4278. A replay of the conference call will be available approximately two hours after the call ends via archived webcast at the same URL, and via phone through July 25 at (800) 642-1687 or (706) 645-9291 and enter ID# 4858254. This conference call will take place instead of the conference call previously scheduled for July 23, 2002.

RECONCILIATION OF PRO FORMA AND GAAP

When final results are released for the second quarter they will include a reconciliation of pro forma net loss to net loss under generally accepted accounting principles.

ABOUT CLICK2LEARN

Click2learn (NASDAQ: CLKS) is a provider of enterprise software for Global 2000 organizations seeking to capture, manage and disseminate knowledge throughout their extended enterprise. Using Click2learn's Aspen Enterprise Learning Platform, organizations can deploy highly interactive, personalized learning initiatives to achieve strategic business objectives. Many of the world's best-known corporations use Click2learn's technology to improve workforce performance, educate customers, and publish large volumes of learning content. Click2learn's clients include Accenture, Albertsons, American Airlines, AstraZeneca, Century 21, Fidelity Investments, Fujitsu, Microsoft, Pfizer, Symantec, and Towers Perrin. Based in Bellevue, Wash., Click2learn [www.click2learn.com, 800.448.6543] operates offices in the United States, Europe, and Australia.

The financial results in this release are preliminary and have not been reviewed by our auditors. They should not be considered a complete disclosure of our quarterly results. This announcement contains forward-looking statements that involve risks and uncertainties, including information contained in this document where statements are preceded by, followed by or include the words "believes," "plans," "intends," "expects," "anticipates" or similar expressions. Such statements also include financial guidance for any future period. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include general economic conditions, market acceptance of our e-learning solutions and

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competing e-learning offerings, revenue mix and the timing of closing sales, the ability to successfully implement our solutions and increase revenues, the ability to successfully address technological developments and standards and the risk factors set forth in our filings with the Securities and Exchange Commission.

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CONTACT:

John Atherly 425/637-1557 (CFO - Investor Relations) john.atherly@click2learn.com

Karen Peck 425/637-1643 (Public Relations) karen.peck@click2learn.com